Exhibit 4.1

ELEVENTH SUPPLEMENTAL INDENTURE

This ELEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 17, 2013, is among MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), MarkWest Energy Finance Corporation, a Delaware corporation (“Finance Corporation” and, together with the Partnership, the “Issuers”), each of the other parties identified on the signature page hereto (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the initial Subsidiary Guarantors and the Trustee entered into (i) an Indenture, dated as of November 2, 2010 (as amended and supplemented by the first supplemental indenture, the third supplemental indenture, the fourth supplemental indenture, the sixth supplemental indenture, the seventh supplemental indenture and the ninth supplemental indenture thereto, the “2020 Notes Indenture”), pursuant to which the Issuers have issued $500,000,000 in aggregate principal amount of 6.75% Senior Notes due 2020 (the “2020 Notes”), (ii) an Indenture, dated as of November 2, 2010 (as amended and supplemented by the second supplemental indenture, the third supplemental indenture, the fourth supplemental indenture, the sixth supplemental indenture, the seventh supplemental indenture and the ninth supplemental indenture thereto, the “2021 Notes Indenture”), pursuant to which the Issuers have issued $500,000,000 in aggregate principal amount of 6.5% Senior Notes due 2021 (the “2021 Notes”), (iii) an Indenture, dated as of November 2, 2010 (as amended and supplemented by the fifth supplemental indenture, the sixth supplemental indenture, the seventh supplemental indenture and the ninth supplemental indenture thereto, the “2022 Notes Indenture”), pursuant to which the Issuers have issued $700,000,000 in aggregate principal amount of 6.25% Senior Notes due 2022 (the “2022 Notes”), (iv) an Indenture, dated as of November 2, 2010 (as amended and supplemented by the eighth supplemental indenture and the ninth supplemental indenture thereto, the “2023A Notes Indenture”) pursuant to which the Issuers have issued $750,000,000 in aggregate principal amount of 5.5% Senior Notes due 2023 (the “2023A Notes”) and (v) an Indenture, dated as of November 2, 2010 (as amended and supplemented by the tenth supplemental indenture thereto, the “2023B Notes Indenture” and, together with the 2020 Notes Indenture, the 2021 Notes Indenture, the 2022 Notes Indenture and the 2023A Notes Indenture, the “Indentures”), pursuant to which the Issuers have issued $1,000,000,000 in aggregate principal amount of 4.5% Senior Notes due 2023 (the “2023B Notes” and, together with the 2020 Notes, the 2021 Notes, the 2022 Notes and the 2023A Notes, the “Notes”);

WHEREAS, Section 10.01 of the Indentures provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indentures in order to add Subsidiary Guarantors pursuant to Section 5.13 or 6.01(c) thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indentures, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indentures and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

This Supplemental Indenture is supplemental to the Indentures and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indentures for any and all purposes.

This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE II

From this date, in accordance with Section 5.13 or 6.01(c) of the Indentures and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indentures to the extent provided for in Article XI thereunder.

ARTICLE III

Except as specifically modified herein, the Indentures and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indentures.

The Trustee accepts the amendments of the Indentures effected by this Supplemental Indenture and agrees to execute the trust created by the Indentures as hereby amended, but on the terms and conditions set forth in the Indentures, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indentures as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters.  Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

MARKWEST ENERGY FINANCE CORPORATION

By:		/s/ Nancy K. Buese
Name:		Nancy Buese
Title:		Senior Vice President and Chief Financial Officer

MARKWEST ENERGY PARTNERS, L.P.

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:		/s/ Nancy K. Buese
Name:		Nancy Buese
Title:		Senior Vice President and Chief Financial Officer

MARKWEST HYDROCARBON, INC.

By:		/s/ Nancy K. Buese
Name:		Nancy Buese
Title:		Senior Vice President and Chief Financial Officer

MARKWEST ENERGY GP, L.L.C.

By:		/s/ Nancy K. Buese
Name:		Nancy Buese
Title:		Senior Vice President and Chief Financial Officer

Signature Page to Eleventh Supplemental Indenture

MASON PIPELINE LIMITED LIABILITY COMPANY

	By:	MarkWest Hydrocarbon, Inc.,
its Sole Member

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

MARKWEST ENERGY OPERATING COMPANY, L.L.C.

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Eleventh Supplemental Indenture

MARKWEST BLACKHAWK, L.L.C.
MARKWEST ENERGY APPALACHIA, L.L.C.
MARKWEST ENERGY EAST TEXAS GAS COMPANY, L.L.C.
MARKWEST ENERGY SOUTH TEXAS GAS COMPANY, L.L.C
MARKWEST GAS MARKETING, L.L.C.
MARKWEST GAS SERVICES, L.L.C.
MARKWEST JAVELINA COMPANY, L.L.C.
MARKWEST JAVELINA PIPELINE COMPANY, L.L.C.
MARKWEST LIBERTY GAS GATHERING, L.L.C.
MARKWEST LUFKIN PIPELINE, L.L.C.
MARKWEST MARKETING, L.L.C.
MARKWEST MICHIGAN PIPELINE COMPANY, L.L.C.
MARKWEST MOUNTAINEER PIPELINE COPMANY, L.L.C.
MARKWEST NEW MEXICO, L.L.C.
MARKWEST OKLAHOMA GAS COMPANY, L.L.C.
MARKWEST PINNACLE, L.L.C.
MARKWEST PIPELINE COMPANY, L.L.C.
MARKWEST PNG UTILITY, L.L.C.
MARKWEST POWER TEX, L.L.C.
MARKWEST TEXAS LPG PIPELINE, L.L.C.
MARKWEST TEXAS PNG UTILITY, L.L.C.
MARKWEST UTICA OPERATING COMPANY, L.L.C.
WEST SHORE PROCESSING COMPANY, L.L.C.

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Eleventh Supplemental Indenture

MATREX, L.L.C.

	By:	West Shore Processing Company, L.L.C.,
its Sole Member and Manager

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member and Manager

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

MARKWEST MCALESTER, L.L.C.

	By:	MarkWest Oklahoma Gas Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Operating Company, L.L.C.,
its Managing Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Eleventh Supplemental Indenture

MARKWEST RANGER PIPELINE COMPANY, L.L.C

	By:	MarkWest Energy Appalachia, L.L.C.,
its Sole Member

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Eleventh Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

Signature Page to Eleventh Supplemental Indenture